                                                                Exhibit 10.1


                        MERIDIAN AUTOMOTIVE SYSTEMS, INC.

                        ANNUAL MANAGEMENT INCENTIVE PLAN

                         EFFECTIVE AS OF JANUARY 1, 2002

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

   1.  Administration of the Plan............................................1

   2.  Performance Periods...................................................1

   3.  Participation.........................................................1

   4.  Plan Awards...........................................................2

   5.  Performance Award Payment Date........................................5

   6.  Form of Payment.......................................................5

   7.  Events of Forfeiture..................................................5

   8.  Source of Benefits....................................................5

   9.  Liability of Officers and Plan Members................................6

   10.  Unsecured General Creditor...........................................6

   11.  Arbitration..........................................................6

   12.  Amendment or Termination of Plan.....................................6

   13.  Assignability........................................................6

   14.  Obligations to the Company...........................................6

   15.  No Promise of Continued Employment...................................7

   16.  Captions.............................................................7

   17.  Pronouns.............................................................7

   18.  Validity.............................................................7

   19.  Applicable Law.......................................................7

                        MERIDIAN AUTOMOTIVE SYSTEMS, INC.
                        ANNUAL MANAGEMENT INCENTIVE PLAN
                         Effective as of January 1, 2002


                                  INTRODUCTION

     Meridian Automotive Systems, Inc. (the "Company") hereby establishes the Meridian Automotive Systems, Inc. Annual Management Incentive Plan (the "Plan"), effective as of January 1, 2002. The purpose of the Plan is to enhance management's focus on specific performance goals for the Company with respect to profitability, safety, quality, delivery and other operating metrics. The Plan is an annual cash bonus payroll practice plan. The Plan is not intended to be an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the Plan shall be interpreted, administered and enforced to the extent possible in a manner consistent with that intent. Any obligations under the Plan shall be the joint and several obligations of the Company, and each of its subsidiaries and affiliates. The Plan is designed to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").


     1. ADMINISTRATION OF THE PLAN. This Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall consist of not less than two members of the Board who shall be appointed from time to time by, and shall serve at the discretion of, the Board. Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code. The Committee may delegate certain administration responsibilities to the Executive Management Committee (the "EMC"), including, but not limited to, administering participation, maintaining records of participants, maintaining records of financial and non-financial indicators, as subject to the approval and/or review from time to time by the Committee. The EMC shall consist of the Chairman of the Board, and the Company's Chief Executive Officer, Chief Financial Officer, and Vice President of Human Resources, and such other individuals as may be designated from time to time by the Chief Executive Officer.

     2. PERFORMANCE PERIODS. Each performance period under the Plan shall be the twelve-month period commencing on January 1 and ending on the following December 31 ("Performance Period"). The EMC shall maintain records of authorized participants for each Performance Period.

     3. PARTICIPATION. A salaried management employee of the Company shall be eligible to participate in this Plan (a "Plan Member") upon selection by the Committee or its delegate, the EMC, subject to the approval and/or review from time to time by the Committee. The Committee, or if applicable the EMC, shall establish such criteria for eligibility as it determines, in its discretion, to be appropriate and in the best interests of the Company. Notwithstanding the foregoing, any covered employee as defined in Section 162(m)(3) of the Code ("Covered Employee"), shall be designated to participate in the Plan by the Committee in writing within the time period prescribed by Section 162(m) of the Code and related regulations.

     In general, to be eligible to participate in a Performance Period, the salaried management employee must have completed one year of service on or before the last day of the prior Performance Period and must be actively at work on the last day of the prior Performance Period. Notwithstanding the foregoing, the Committee may designate a newly hired employee as eligible to participate in the Plan on a pro-rata basis in the Plan Member's first year of employment with the Company, with such pro-ration of the incentive payout established as part of the hiring agreement approved by the Vice President of Human Resources.

     4. PLAN AWARDS.

     (a) PERFORMANCE AWARDS. Any amount awarded to a Plan Member under this Plan shall be referred to herein as a "Performance Award." At the end of each Performance Period, the Committee shall award a Performance Award to each Participant in accordance with the following formula:

            Performance Award     =       Participant's Base Salary
                                                multiplied by
                                          Target Bonus Percentage
                                                multiplied by
                                        Company Performance Percentage

A Plan Member's base salary for purposes of this Plan shall be the amount of salary the Plan Member earns from the Company as of the last day of the Performance Period on an annualized basis. If a Plan Member is designated to participate in the Plan after the commencement of a Performance Period, such individual's Performance Award will be prorated based on the Plan Member's period of participation in the Plan during such Performance Period. The Committee may delegate the calculation of Performance Awards under the Plan to the Company's Chief Financial Officer, subject to the Committee's supervision.

     (b) TARGET BONUS PERCENTAGE. A Plan Member's Target Bonus Percentage with respect to any Performance Period is the percentage of base salary available for award if the Company achieves certain Performance Goals as determined by the Committee under paragraph (c). Each Plan Member shall be assigned a salary grade, based on his job responsibilities, level of management and overall contribution to the Company. Each year, the Committee or the EMC will assign a Target Bonus Percentage to each salary grade. A Plan Member's Target Bonus Percentage may be changed from time to time at the discretion of the Committee or the EMC. Notwithstanding the foregoing, the Committee shall assign or change, in writing, the Target Bonus Percentage for any Covered Employee for a particular Performance Period within the time period prescribed by Section 162(m) of the Code and related regulations.

     (c) PERFORMANCE GOALS/PERCENTAGES. For each Performance Period, the Committee shall set forth in writing each financial and non-financial performance goal

(a "Performance Goal") to be achieved by the Company for the Performance Period. For each Performance Goal, the Committee shall assign a threshold goal, a target goal and a maximum goal percentage. Each Performance Goal may be weighted differently by the Committee; provided, the total percentage for all Performance Goals shall be one hundred percent. The Committee shall determine a Performance Goal percentage for each Performance Goal at the end of each Performance Period, determined as follows:

          (i) If the Company's performance in a Performance Goal category for the Performance Period is at or above the threshold but falls below the target goal, the Committee, in its discretion and in accordance with Section 4(e)(iii), shall assign a percentage less than 100% of the weighted target for that Performance Goal, which shall result in a Performance Goal Percentage of less than the weighted target percentage for that Performance Goal.

          (ii) If the Company's performance in the Performance Goal category for the Performance Period is at the target goal, the Committee shall assign a percentage of 100% of the weighted target, which shall result in a Performance Goal percentage of the weighted target percentage for that Performance Goal.

         (iii) If the Company's performance in the Performance Goal category for the Performance Period exceeds the target goal, the Committee, in its discretion and in accordance with Section 4(e)(iii), shall assign a percentage greater than 100% of the weighted target, which shall result in a Performance Goal Percentage of greater than the weighted target percentage for that Performance Goal.

The threshold, target and maximum performance goals shall be communicated in writing by the Human Resources Department to Plan Members as soon as practicable at the beginning of each Performance Period, but with respect to Covered Employees, no later than the time period prescribed by Section 162(m) of the Code and related regulations. Different weighting percentages, threshold and target goals may apply with respect to corporate Plan Members and operating group Plan Members.

     (d) COMPANY PERFORMANCE PERCENTAGE. The Company Performance Percentage for each Performance Period shall reflect the Company's aggregate performance of its Performance Goals, and shall be determined each Performance Period by the sum of the Performance Goal percentages for the Performance Goals for the Performance Period. If all financial Performance Goal thresholds are met for a Performance Period, the minimum and maximum Company Performance Percentages shall be as follows:

         Aggregate Company                       Company
         Performance Level               Performance Percentage
         -----------------               ----------------------

             Threshold                          0%
             Target                           100%
             Maximum                          175%


The threshold Company Performance Percentage shall be for aggregate Company performance that meets the threshold Performance Goals for payment of an award. The target Company Performance Percentage shall be for aggregate Company performance that meets expected Performance Goals. The maximum award percentage shall be for achieving exceptional results.

     (e) PERFORMANCE AWARD RESTRICTIONS. Notwithstanding anything in the Plan to the contrary, payment of Performance Awards under the Plan shall be subject to the following restrictions:

          (i) If the threshold level for all of a Plan Member's financial Performance Goals for a Performance Period are not met, the Plan Member will not receive a Performance Award for such Performance Period regardless of the performance related to the non-financial Performance Goals.

          (ii) If the threshold level of any of a Plan Member's non-financial Performance Goals are not met for a Performance Period, the weighted percentage for that non-financial Performance Goal will not be included in the Company Performance Percentage for that Performance Period.

         (iii) When calculating a Performance Goal percentage or the Company Performance Percentage for Performance Period, the Committee shall, to the extent possible, in its discretion, interpolate on a straight-line basis between the minimum threshold and target levels (0% to 100%) and between target and maximum levels (100% to 175%).

          (iv) The Committee may establish such other parameters and procedures for determining Performance Awards as it deems appropriate with respect to any Performance Period.

     (f) SPECIAL AWARDS. For Plan Members who are not Covered Employees, the Committee may, in its discretion, grant special additional awards or reduce a Plan Member's award under the Plan. Subject to the foregoing subsections, the Committee may grant with respect to any Performance Period a special Performance Award to any Covered Employee if a specified level of net income is achieved by the Company. The level of net income required to achieve any such award and the amount of any such award shall be established by the Committee in writing within the time period prescribed by Section 162(m) of the Code and related regulations.

     5. PERFORMANCE AWARD PAYMENT DATE. The Performance Award Payment Date is the date on which any Performance Awards are paid to Plan Members, which date shall not be more than 90 days following the last day of each Performance Period. Before any Performance Award is paid to a Covered Employee, the Committee shall certify in writing that the criteria for receiving a Performance Award pursuant to the terms of the Plan have been satisfied.

     6. FORM OF PAYMENT. All Performance Awards will be paid in a single lump-sum payment in cash. The Company will withhold such payroll or other taxes as it determines to be necessary or appropriate.

     7. EVENTS OF FORFEITURE.

     (a) DEATH, DISABILITY OR RETIREMENT. If during a Performance Period a Plan Member dies, becomes totally and permanently disabled (as determined by the EMC), or retires, the Plan Member (or his estate in the case of death) shall be entitled under this Plan to a prorated Performance Award, if any, based on the Plan Member's period of active participation during such Performance Period. Any such amount shall be paid in cash and in full satisfaction of any claims the Plan Member may have under this Plan.

     (b) TERMINATION FOR OTHER REASONS. A Plan Member whose employment terminates due to any reason other than death, disability or retirement shall forfeit all rights to any Performance Award that has not been actually paid as of the date of the Plan Member's termination.

     (c) REMOVAL FROM THE PLAN. A Plan Member may be removed from further participation in this Plan by the Committee or the EMC and such removal shall be effective as of the date determined by the Committee or the EMC. In such a case, the Plan Member shall be eligible to receive a prorated Performance Award, if any, based on his period of participation during the Performance Period in which his removal occurs, subject to the other provisions of the Plan.

     (d) LEAVE OF ABSENCE. If during a Performance Period, a Plan Member is absent from employment with the Company for a period of more than 90 consecutive calendar days for any reason, the Plan Member's participation in the Plan will be suspended for the period of such absence exceeding 90 days, and he shall be entitled under this Plan to a prorated Performance Award, if any, based on his period of participation during such Performance Period, subject to the other provisions of the Plan.

     8. SOURCE OF BENEFITS. The Company shall make any cash payments due under the terms of this Plan directly from its assets or from any trust that the Company may choose to establish and maintain from time to time. Nothing contained in this Plan shall give or be deemed to give any Plan Member or any other person any interest in any property of any such trust or in any property of the Company, nor shall any Plan Member or any other person have any right under this Plan not expressly provided by the terms hereof, as such terms may be interpreted and applied by the Committee in its discretion.

     9. LIABILITY OF OFFICERS AND PLAN MEMBERS. No current or former employee, officer, director or agent of the Company or its subsidiaries or affiliates shall be personally liable to any Plan Member or other person to pay any benefit payable under any provision of this Plan or for any action taken by any such person in the administration or interpretation of this Plan.

     10. UNSECURED GENERAL CREDITOR. The rights of a Plan Member (or his beneficiary in the event of his death) under this Plan shall only be the rights of a general unsecured creditor of the Company, and the Plan Member (or his designated beneficiary) shall not have any legal or equitable right, interest, or other claim in any property or assets of the Company by reason of the establishment of this Plan.

     11. ARBITRATION. Any dispute under this Plan shall be submitted to binding arbitration subject to the rules of the American Arbitration Association before an arbitrator selected by the Company and acceptable to the Plan Member. If the Plan Member objects to the appointment of the arbitrator selected by the Company, and the Company does not appoint an arbitrator acceptable to the Plan Member, then the Company and the Plan Member shall each select an arbitrator and those two arbitrators shall collectively appoint a third arbitrator who shall alone hear and resolve the dispute. The Company and the Plan Member shall share equally the costs of arbitration. No Company agreement of indemnity, whether under its Articles of Incorporation, the bylaws or otherwise, and no insurance by the Company, shall apply to pay or reimburse any Plan Member's costs of arbitration.

     12. AMENDMENT OR TERMINATION OF PLAN. The Board expressly reserves for itself and for the Committee the right and the power to amend or terminate the Plan at any time. In such a case, unless the Committee otherwise expressly provides at the time the action is taken, no Performance Awards shall be paid to any Plan Member on or after the date of such action.

     13. ASSIGNABILITY. Plan Members may not alienate, assign, sell, transfer, pledge, encumber, attach, mortgage or otherwise hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, and any attempt to do so shall be void. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance, nor shall any person have any other claim to any benefit payable under this Plan as a result of a divorce of a Plan Member, or any other person's bankruptcy or insolvency.

     14. OBLIGATIONS TO THE COMPANY. If a Plan Member becomes entitled to payment of any amounts under this Plan, and if at such time the Plan Member has any outstanding debt, obligation or other liability representing an amount owed to the Company, then the Company may offset such amounts against the amounts otherwise payable under this Plan. Such determination shall be made by the Committee or the Board.

     15. NO PROMISE OF CONTINUED EMPLOYMENT. Nothing in this Plan or in any materials describing or relating to this Plan grants, nor should it be deemed to grant, any person any employment right, nor does participation in this Plan imply that any person has been employed for any specific term or duration or that any person has any right to remain in the employ of the Company. Subject to the provisions of Section 7 hereof, the Company retains the right to change or terminate any condition of employment of any Plan Member without regard to any effect any such change has or may have on such person's rights hereunder.

     16. CAPTIONS. The captions to the paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     17. PRONOUNS. Masculine pronouns and other words of masculine gender shall refer to both men and women.

     18. VALIDITY. In the event any provision of this Plan is found by a court of competent jurisdiction to be invalid, void, or unenforceable, such provision shall be stricken and the remaining provisions shall continue in full force and effect.

     19. APPLICABLE LAW. To the extent not preempted by federal law, this Plan shall be construed in accordance with and governed by the law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned officer of Meridian Automotive Systems, Inc. has executed this document to certify the Company's adoption of the amended and restated Plan, effective as of January 1, 2002.

DATE:  ________________                MERIDIAN AUTOMOTIVE SYSTEMS, INC.


                                       By:
                                           -----------------------------------

                                       Its:
                                           -----------------------------------